Exhibit (a)(6)
CERTIFICATE
     The undersigned hereby certifies that she is the Secretary of Morgan Stanley Balanced Growth Fund (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the then current Trustees of the Trust on February 6, 2006, as provided in Section 9.3 of the said Declaration, said Amendment to take effect on September 15, 2006, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.
     Dated this 31th day of August, 2006.

/s/Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:	August 31, 2006

To be Effective:	September 15, 2006
TO
MORGAN STANLEY BALANCED GROWTH FUND
DECLARATION OF TRUST
DATED
ON
November 22, 1994

Amendment dated August 31, 2006 to the Declaration of Trust
(the “Declaration”) of Morgan Stanley Balanced Growth Fund
(the “Trust”)
dated November 22, 1994
     WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and
     WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to “Morgan Stanley Balanced Fund,” such change to be effective on September 15, 2006;
NOW, THEREFORE:
     1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:
“Section 1.1. Name. The name of the Trust created hereby is the Morgan Stanley Balanced Fund and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.”
     2. Subsection (o) of Section 1.2 of Article I of the Declaration is hereby amended so that that subsection shall read in its entirety as follows:
“Section 1.2. Definitions...
“(o) “Trust” means the Morgan Stanley Balanced Fund.”
     3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.
     4. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 24th day of August, 2006.
[SIGNED IN COUNTERPART]

/s/Frank L. Bowman	/s/Michael Bozic

Frank L. Bowman, as Trustee	Michael Bozic, as Trustee
and not individually	and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas	1177 Avenue of the Americas
New York, NY 10036	New York, NY 10036

/s/Kathleen A. Dennis	/s/Charles A. Fiumefreddo

Kathleen A. Dennis, as Trustee	Charles A. Fiumefreddo, as Trustee
and not individually	and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Morgan Stanley Trust
Counsel to the Independent Trustees	Harborside Financial Center, Plaza Two
1177 Avenue of the Americas	Jersey City, NJ 07311
New York, NY 10036

/s/Edwin J. Garn	/s/Wayne E. Hedien

Edwin J. Garn, as Trustee	Wayne E. Hedien, as Trustee
and not individually	and not individually
1031 N. Chartwell Court	c/o Kramer Levin Naftalis & Frankel LLP
Salt Lake City, UT 84103	Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036

/s/James F. Higgins	/s/Manuel H. Johnson

James F. Higgins, as Trustee	Dr. Manuel H. Johnson, as Trustee
and not individually	and not individually
c/o Morgan Stanley Trust	c/o Johnson Smick Group Inc.
Harborside Financial Center, Plaza Two	888 16th Street, N.W., Suite 740
Jersey City, NJ 07311	Washington, D.C.

/s/Joseph J. Kearns	/s/Michael F. Klein

Joseph J. Kearns, as Trustee	Michael F. Klein, as Trustee
and not individually	and not individually
c/o Kearns & Associates LLC	c/o Kramer Levin Naftalis & Frankel LLP
23852 Pacific Coast Highway	Counsel to the Independent Trustees
Malibu, CA 90265	1177 Avenue of the Americas
New York, NY 10036

/s/Michael E. Nugent	/s/W. Allen Reed

Michael E. Nugent, as Trustee	W. Allen Reed
and not individually	c/o Kramer Levin Naftalis & Frankel LLP
c/o Triumph Capital, L.P.	Counsel to the Independent Trustees
445 Park Avenue	1177 Avenue of the Americas
New York, NY 10022	New York, NY 10036

/s/Fergus Reid

Fergus Reid, as Trustee
and not individually
c/o Lumelite Plastics Corporation
85 Charles Colman Blvd.
Pawling, NY 12564